Exhibit 5.1

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Moscow
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
	Chicago	Riyadh
	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
January 4, 2022	Hamburg	Shanghai
	Hong Kong	Silicon Valley
ECP Environmental Growth Opportunities Corp.	Houston	Singapore
40 Beechwood Road	London	Tel Aviv
Summit, Jersey 07901	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Re: Registration Statement No. 333-259335

To the addressees set forth above:

We have acted as special counsel to ECP Environmental Growth Opportunities Corp., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 100,000,000 shares of Class A common stock, par value $0.0001 per share (the “Shares”), to be issued in connection with the merger contemplated by that certain Agreement and Plan of Merger, dated as of July 18, 2021, by and among the Company, ENNV Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company, and Fast Radius, Inc., a Delaware corporation (“Fast Radius”), as amended by that certain Amendment to Agreement and Plan of Merger, dated as of December 26, 2021 (as amended, the “Merger Agreement”). The Shares are included in a registration statement on Form S–4 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on September 3, 2021 (Registration No. 333–259335) (as amended, the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related proxy statement/prospectus (the “Proxy Statement/Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

January 4, 2022

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable Fast Radius stockholders and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Merger Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Act and that the registration will apply to all of the Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Shares and (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Proxy Statement/Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP